SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             AMERICAN RIVER HOLDINGS
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies:
               NA
          (2)  Aggregate number of securities to which transaction applies: NA
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
          (4)  Proposed maximum aggregate value of transaction: NA
          (5)  Total fee paid: NA
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid: NA
          (2)  Form, Schedule or Registration Statement No.: NA
          (3)  Filing Party: NA
          (4)  Date Filed: NA

                             AMERICAN RIVER HOLDINGS
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 2002
                                  INTRODUCTION

     These Proxy materials are furnished in connection with the solicitation of Proxies for use at the 2002 Annual Meeting of Shareholders (the "Meeting") of American River Holdings (the "Company") to be held on Thursday, May 23, 2002, at 5:30 p.m., at the Corporate Offices of the Company located at 1545 River Park Drive, Suite 107, Sacramento, California 95815, and at any and all postponements or adjournments thereof. Only shareholders of record on April 19, 2002 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 2,521,270 shares of the Company's no par value Common Stock.

     It is expected that this Proxy Statement and the accompanying Notice, Proxy Card and Annual Report to Shareholders will be mailed on or about April 29, 2002 to Shareholders eligible to receive notice of, and to vote at, the Meeting.

Revocability of Proxies

     A Proxy Card for voting your shares at the Meeting is enclosed (see smaller outside envelope). Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, a Proxy will be revoked if the shareholder executing such Proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxyholders in accordance with the instructions specified on the Proxy Card.

     Unless otherwise directed in the accompanying Proxy Card, the shares represented by your executed Proxy will be voted "FOR" the nominees for election of directors named herein, and "FOR" the ratification of Perry-Smith LLP as independent public accountants. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

     This solicitation of Proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it is advisable.

Voting Securities

     On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

     A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

     Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, April 19, 2002, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock.

     The following table sets forth information as of April 19, 2002, concerning the equity ownership of the Company's directors, Class II director nominees and the executive officers named in the Summary Compensation Table, and directors, Class II director nominees and executive officers as a group. Unless otherwise indicated in the notes to the table, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of the Company's Common Stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, Common Stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

  Name and Address (1) of                   Amount and Nature of     Percent of
    Beneficial Owner                        Beneficial Ownership     Class (2)
    ----------------                        --------------------     ---------
    James O. Burpo                              44,747 (3)             1.8%
    M. Edgar Deas                               29,099 (4)             1.1%
    Mitchell A. Derenzo                         28,112 (5)             1.1%
    Charles D. Fite                             64,368 (6)             2.5%
    Sam J. Gallina                              76,529 (7)             3.0%
    Wayne C. Matthews, M.D                      64,465                 2.6%
    Kathryn A. Pinkard                          14,540 (8)             0.6%
    David T. Taber                              84,804 (9)             3.3%
    Marjorie J. Taylor                          37,297 (10)            1.5%
    Roger J. Taylor, D.D.S                     107,136 (11)            4.2%
    Douglas E. Tow                              14,458 (12)            0.6%
    Stephen H. Waks                             30,592 (13)            1.2%
    Larry L. Wasem                              36,968 (14)            1.5%
    William L. Young                            90,028 (15)            3.5%

    All directors and executive officers       723,143 (16)           26.1%
    as a group (14 persons)

(1) The address for all persons listed is c/o American River Holdings, 1545 River Park Drive, Suite 107, California, 95815.
(2) Includes shares of Common Stock subject to stock options exercisable within 60 days of the record date.
(3) Includes 7,657 shares which Mr. Burpo has the right to acquire upon the exercise of stock options within 60 days of the record date.
(4) Includes 14,350 shares which Mr. Deas has the right to acquire upon the exercise of stock options within 60 days of the record date.
(5) Includes 19,144 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the record date.
(6) Includes 19,143 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the record date.
(7) Includes 19,143 shares which Mr. Gallina has the right to acquire upon the exercise of stock options within 60 days of the record date.
(8) Includes 13,566 shares which Ms. Pinkard has the right to acquire upon the exercise of stock options within 60 days of the record date.
(9) Includes 47,862 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the record date.


(10) Includes 2,234 shares which Ms. Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date.
(11) Includes 19,143 shares which Dr. Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date.
(12) Includes 12,716 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the record date.
(13) Includes 11,487 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the record date.
(14) Includes 14,350 shares which Mr. Wasem has the right to acquire upon the exercise of stock options within 60 days of the record date.
(15) Includes 47,862 shares which Mr. Young has the right to acquire upon the exercise of stock options within 60 days of the record date.
(16) Includes 248,657 stock options outstanding to purchase common stock exercisable within 60 days of the record date.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees

     The Company's Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to the Articles of Incorporation or by a Bylaw amending Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the Articles of Incorporation (i) by a resolution duly adopted by the Board; (ii) by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders. The exact number of directors was fixed at eleven (11) at the Annual Meeting of Shareholders on September 21, 2000.

     The Company has three groups of directors, each of whom is elected for a three-year term. Class II directors are nominated for election this year. Class
III directors and Class I directors were elected to serve until 2003 and 2004, respectively, at the Annual Meetings of Shareholders on September 21, 2000, and May 15, 2001, respectively. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

     The following persons are the nominees of the Board of Directors for election as Class II directors to serve for a three-year term until the 2005
Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Nominees for Election as Class II Directors:
-------------------------------- ---------------------------------------------------------------- ---------- ------------------
Name and Title                                                                                               Year First Elected
Other than Director                      Principal Occupation During the Last Five Years             Age          Director
-------------------------------- ---------------------------------------------------------------- ---------- ------------------
James O. Burpo                   Retired Chairman of the Sacramento office of Alburger Basso De      80             1994
                                 Grosz, Inc. Insurance Brokers and a real estate investor in
                                 Sacramento.

Sam J. Gallina                   Retired Partner, S.J. Gallina & Co., Certified Public               69             1986
                                 Accountants in Sacramento.

Roger J. Taylor, D.D.S.          Dentist (Retired) and National Executive Director Impax Health      56             1983
Vice-Chairman                    Prime and a real estate developer in Sacramento.

Larry L. Wasem                   Real estate developer and partner of the Airport Business           47             2000
                                 Center in Santa Rosa.

Class I Directors, Continuing in Office:
-------------------------------- ---------------------------------------------------------------- ---------- ------------------
Name and Title                                                                                               Year First Elected
Other than Director                      Principal Occupation During the Last Five Years             Age          Director
-------------------------------- ---------------------------------------------------------------- ---------- ------------------
Wayne C. Matthews, M.D.          Family Practitioner in Sacramento.                                  72             1984

Marjorie G. Taylor               Property Manager (self-employed) in Sacramento.                     68             1983
Corporate Secretary

William L. Young                 President and CEO, American River Bank.                             60             1988


Class III Directors, Continuing in Office:

-------------------------------- ---------------------------------------------------------------- ---------- ------------------
Name and Title                                                                                               Year First Elected
Other than Director                      Principal Occupation During the Last Five Years             Age          Director
-------------------------------- ---------------------------------------------------------------- ---------- ------------------
Charles D. Fite                  President, Fite Development Company in Sacramento.                  44             1993
Chairman

David T. Taber                   President and CEO, American River Holdings.                         41             1989
President and CEO

Stephen H. Waks                  Attorney-at-Law; owner of Stephen H. Waks, Inc. in Sacramento.      54             1986

M. Edgar Deas                    President and Chief Executive Officer of E&M Electric in            66             2000
                                   Healdsburg.

     None of the directors, nominees for Class II director listed above or executive officers1 listed on page 6, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for Class II director or executive officers, except that Marjorie G. Taylor was married to Roger J. Taylor's deceased father. No director, nominee for Class II director or executive officer serves as a director of (i) any company which has a class of securities registered under Section 12, or which is subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or (ii) any company registered as an investment company under the Investment Company Act of 1940.

     None of the nominees were subject to any legal proceedings involving violations of securities laws, convictions in a criminal proceeding (excluding traffic violations or minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate within the last five years.

Committees of the Board of Directors

     The Audit Committee, whose members are James O. Burpo, Wayne C. Matthews, M.D. (Chairman), Sam J. Gallina and Marjorie G. Taylor, oversees American River Holdings and its subsidiaries' independent public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. The Audit Committee met five (5) times in 2001. See the Audit Committee Report on Page 13 for additional information regarding the functions of the Audit Committee.

     The Board of Directors has not established a nominating committee. The full Board of Directors performs the functions of a nominating committee with responsibility for considering appropriate candidates for election as directors.

     The Compensation Committee, whose members include Charles D. Fite, Sam J. Gallina, and Roger J. Taylor, D.D.S. (Chairman), oversees the performance and reviews the compensation of the executive officers of American River Holdings and its subsidiaries. The Compensation Committee met eight (8) times during 2001.

     The Finance and Capital Committee, whose members include Wayne C. Matthews, M.D., David T. Taber, Marjorie G. Taylor and Stephen Waks (Chairman), has the responsibility to oversee asset liability management and the investment portfolio including recommending to the full Board of Directors the annual investment strategy; approving and recommending to the full Board of Directors capital expenditures of $20,000 and above; overseeing and recommending to the full Board of Directors the annual operating budget for American River Holdings and its subsidiaries; and reviewing premises leases for recommendation to the full Board of Directors. The Finance and Capital Committee met four (4) times during 2001.

     The Executive Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, David T. Taber, Roger J. Taylor, D.D.S., and William L. Young,

--------------------------------------------------------------------------------
1 As used in this Proxy Statement, the term "executive officer" of the Company includes the President and CEO of American River Holdings, the Executive Vice President and Chief Financial Officer of American River Holdings, the President and CEO of American River Bank, the Senior Vice President and Credit Administrator of American River Bank, and the President and CEO of North Coast Bank.

oversees long range planning, and the Technology Strategic Plan and its implementation; formulates and recommends policy positions for the full Board of Directors to consider; and is responsible for evaluating and recommending to the full Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee met ten (10) times during 2001.

     Each of the Subsidiary Banks have Loan Committees that have the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm's examinations of the loan portfolios. American River Bank's Loan Committee includes James O. Burpo, Charles D. Fite, Sam J. Gallina, Roger J. Taylor, D.D.S. (Chairman) and Stephen H. Waks. American River Bank's Loan Committee met thirty (30) times during 2001. North Coast Bank's Loan Committee includes Leo J. Becnel, O.D., M. Edgar Deas, Larry L. Wasem, (Chairman) and Philip A. Wright. North Coast Bank's Loan Committee met thirty-three (33) times during 2001.

     During 2001, American River Holdings' Board of Directors held twelve (12) regular meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served, with the exception of James Burpo who attended 66.6% of the Board meetings due to medical reasons.

Compensation of Directors

     The fees paid to non-employee directors of American River Holdings during 2001 included a retainer of $250 per month, a base fee of $250 per month for attendance at board meetings, and a fee of $150 per month for attendance at committee meetings, other than the Loan and Discount Committee whose outside director members received a fee of $200 for each meeting attended. Outside director members of the Executive Committee received an additional retainer fee of $150 per month. In addition to the fees received as non-employee directors in connection with the meetings and matters described above, the Chairman of the Board of Directors also received a retainer fee of $100 per month, each Chairman of the Loan and Discount Committee, Audit Committee, and Finance and Capital Committee also received a retainer fee of $50 per month, and the Chairman of the Compensation Committee received a retainer fee of $150 per year. In 2001, the total amount of fees paid by American River Holdings to all directors as a group was $65,950. In addition, certain directors of American River Holdings also serve as directors and/or committee members for the subsidiaries. In 2001, the total amount of fees paid by the subsidiaries to directors of American River Holdings (in their capacities as directors and/or committee members for the subsidiaries) as a group was $48,100.

     On August 25, 1995, the Board of Directors authorized the grant to each outside director of a nonstatutory stock option to purchase 10,000 shares of American River Holdings common stock at $10.50 per share ($5.485 as adjusted for stock splits and stock dividends).

     On June 18, 1997, the Board of Directors approved a Gross-Up Plan (the "Plan") to compensate for the tax effects of the exercise of nonstatutory stock options. The Plan named Directors Burpo, Fite, Gallina, Dr. Matthews, M. Taylor, Dr. R. Taylor and Waks as participants. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Holdings paying to the participating optionee an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Holdings' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. In the event that the shares acquired upon exercise are not held for at least one year from the date of acquisition, the optionee is required to reimburse the amount paid to the optionee under the Plan. During 2001, two directors executed agreements in return for payments of $39,085.

     Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly directors fees. American River Holdings bears the administration costs, but does not make contributions to the Plan. During 2001, two directors participated in the Plan and deferred $12,100.


EXECUTIVE OFFICERS

     The executive officers of the Company include David T. Taber, President and Chief Executive Officer of American River Holdings and William L. Young,
President and Chief Executive Officer of American River Bank, about whom information is provided on pages 3 and 4, and the following persons:

------------------------------- --------- ------------------ ----------------------------------------------------------------------
                                               Officer       Principal Occupation
Name                               Age          Since        During the Past Five Years
------------------------------- --------- ------------------ ----------------------------------------------------------------------
Mitchell A. Derenzo                40           1992         Executive Vice President and Chief Financial Officer of American
                                                             River Holdings since 1995. Senior Vice President and Chief Financial
                                                             Officer of American River Bank since 1992.  Chief Financial Officer of First Source Capital and North Coast Bank since 1999 and 2000, respectively.
------------------------------- --------- ------------------ ----------------------------------------------------------------------
Kathryn A. Pinkard                 49           2000         Director, President and Chief Executive Officer of North Coast Bank
                                                             since 1998.  Formerly Executive Vice President and Chief Operating
                                                             Officer, and Senior Vice President and Chief Financial Officer of
                                                             North Coast Bank since September 1, 1997 and February 6, 1996, respectively.
------------------------------- --------- ------------------ ----------------------------------------------------------------------
Douglas E. Tow                     48           1994         Senior Vice President and Credit Administrator of American River
                                                             Bank since 1994.  Chief Credit Officer of North Coast Bank since
                                                             2000.
------------------------------- --------- ------------------ ----------------------------------------------------------------------

Executive Compensation

     Set forth below is the summary compensation paid during the three years ended December 31, 2001 to David T. Taber, Mitchell A. Derenzo, William L.
Young, Kathryn A. Pinkard and Douglas E. Tow, the only executive officers of
American River Holdings and its subsidiaries.

                                          Summary Compensation Table
------------------------------ ------- ------------------------------------- -------------------------------------- -------------
                                                                                       Long-Term Compensation
                                                                             --------------------------------------
                                               Annual Compensation                  Awards               Payouts
------------------------------ ------- ------------------------------------- -------------------------- ----------- -------------
           (a)                   (b)       (c)       (d)           (e)          (f)          (g)           (h)          (i)
        Name and                 Year    Salary     Bonus     Other Annual   Restricted    Securities      LTIP       All Other
   Principal Position                    ($) (1)   ($) (2)    Compensation    Stock        Underlying     Payouts   Compensation
                                                                 ($) (3)      Award(s)     Options/SARs     ($)        ($) (5)
                                                                                ($)         (#) (4)
------------------------------ ------- ---------- --------- ---------------- ----------- -------------- ----------- -------------
David T. Taber, President and    2001   $175,000  $194,026         -             -             -             -         $27,551
Chief Executive Officer          2000    175,000   144,465         -             -             -             -          50,845
                                 1999    123,057    98,152         -             -             -             -          10,278
------------------------------ ------- ---------- --------- ---------------- ----------- -------------- ----------- -------------
Mitchell A. Derenzo,             2001    102,833    22,617         -             -             -             -           4,918
Executive Vice President and     2000     94,709    18,202         -             -             -             -          18,699
Chief Financial Officer          1999     82,734    19,557         -             -             -             -           3,069
------------------------------ ------- ---------- --------- ---------------- ----------- -------------- ----------- -------------
William L. Young, President      2001   $150,000  $160,345         -             -             -             -           6,093
and Chief Executive Officer,     2000    150,000   144,465         -             -             -             -          75,874
American River Bank              1999    123,057    98,152         -             -             -             -           5,696
------------------------------ ------- ---------- --------- ---------------- ----------- -------------- ----------- -------------
Kathryn A. Pinkard               2001    105,949    20,611         -             -             -             -           3,576
President and Chief Executive    2000    104,500     2,500         -             -             -             -           3,135
Officer, North Coast Bank        1999     95,000    10,000         -             -           7,947           -           1,425
------------------------------ ------- ---------- --------- ---------------- ----------- -------------- ----------- -------------
Douglas E. Tow, Senior Vice      2001     98,457    21,656         -             -             -             -           4,921
President and Credit             2000     95,325    20,443         -             -             -             -           4,811
Administrator, American River    1999     92,922    22,786         -             -             -             -           3,017
Bank
------------------------------ ------- ---------- --------- ---------------- ----------- -------------- ----------- -------------


(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan and the Deferred Compensation Plan.
(2) Amounts indicated as bonus payments are listed in the year paid. For 2001, the amounts paid represent amounts earned in 1999 ($63,825) and 2000
     ($130,201) for Mr. Taber and earned in 1999 ($63,825) and 2000 ($96,520)
     for Mr. Young. The amounts listed as paid in 2001 to Mr. Derenzo, Ms.
     Pinkard and Mr. Tow were all earned in 2000. Additional amounts accrued in 2001 and paid in 2002 were $40,688 to Mr. Taber; $18,387 to Mr. Derenzo;
     $28,239 to Mr. Young; $2,122 to Ms. Pinkard and $15,982 to Mr. Tow.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 2001, 2000, and 1999.
(4) Amounts shown represent the number of shares granted as adjusted for stock splits and stock dividends. American River Holdings had a 1995 Stock Option
     Plan (the "1995 Plan") pursuant to which options could be granted to directors and key, full-time salaried officers and employees of American
     River Holdings and its subsidiaries. The 1995 Plan was replaced with the Company's 2000 Stock Option Plan (the "2000 Plan"). Options granted under the 1995 Plan were either incentive options or nonstatutory options.
     Options granted under the 1995 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of American River Holdings, all outstanding options under the 1995 Plan will become fully vested and exercisable. Options granted under the 1995 Plan are adjusted to protect against dilution in the event of certain changes in American River Holdings' capitalization, including stock splits and stock dividends. The 2000 Plan is substantially similar to the 1995 Plan regarding provisions related to option grants, vesting and dilution. All options granted to the named executive officers have an exercise price equal to the fair market value of the common stock on the date of grant. No stock options were granted to any of the named executive officers in 2001.
(5) Amounts shown for each named executive officer include 401(k) matching contributions, the use of an automobile owned by American River Bank, payments received as well as amounts deferred at the election of those executive officers under the Gross-Up Plan, earned but unpaid interest on amounts deferred under the Company's Deferred Compensation Plan and excess life insurance premiums paid by the Company. During 2001, no executive officers exercised stock options that qualified for payments under the Gross-Up Plan. There are no other nonstatutory stock options held by any of the executive officers that would qualify for a Gross-Up payment in the future.

     The following table sets forth the number of shares of common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal 2001, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2001 the value of such options based on the closing price of American River Holdings common stock, and certain information concerning unexercised options under the 1995 and 2000 Stock Option
Plans.

                    Aggregated Option/SAR Exercises In Last Fiscal Year And
                            FY-End Option/SAR Values
------------------------- ------------------- ------------- --------------------------- -------------------------
                                                                       Number of
                                                                  Securities                   Value of
                                                                  Underlying                  Unexercised
                                                                  Unexercised                 in-the-Money
                                                                  Options/SARs                Options/SARs
                                 Shares          Value        at Fiscal Year- End (#)      at Fiscal Year-End ($)
                                Acquired on     Realized          Exercisable/                Exercisable/
       Name                     Exercise (#)      ($)             Unexercisable               Unexercisable
       (a)                         (b)            (c)                  (d)                        (e) (1)
------------------------- ------------------- ------------- --------------------------- -------------------------
 David T. Taber                     -              -             47,862  / -                  496,113  / -
------------------------- ------------------- ------------- --------------------------- -------------------------
 Mitchell A. Derenzo                -              -             15,315  /3,829                94,745  /23,688
------------------------- ------------------- ------------- --------------------------- -------------------------
 William L. Young                   -              -             47,862  / -                  496,113  / -
------------------------- ------------------- ------------- --------------------------- -------------------------
 Kathryn A. Pinkard                577           6,337           13,566  /6,193               113,124  /50,057
------------------------- ------------------- ------------- --------------------------- -------------------------
 Douglas E. Tow                    393           3,722           12,716  /3,473                73,314  / 5,544
------------------------- ------------------- ------------- --------------------------- -------------------------

(1) The aggregate value has been determined based upon the closing price for American River Holdings common stock at year-end, minus the exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     On August 17, 2000, American River Holdings entered into an employment agreement with David T. Taber and American River Bank entered into an employment agreement with William L. Young. The agreements provide for an original term of two years subject to automatic extensions of two years following expiration of the original term and one-year extensions thereafter unless terminated in accordance with the terms of the agreements. The agreements provide for a base salary which is disclosed in the Summary Compensation Table on page 6. The base salary under each agreement is reviewed annually and is subject to adjustment at the discretion of the Board of Directors. Additionally, the agreements provide for, among other things (i) an annual incentive bonus based upon American River Holdings' achievement of certain profitability, growth and asset quality standards as set forth in the agreements; (ii) in the event of disability, payment of base salary reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by American River Holdings and/or American River Bank; (iii) stock option grants in the discretion of the Board of Directors under American River Holdings' stock option plan; (iv) four weeks annual paid vacation leave;
(v) use of an automobile; and (vi) reimbursement for ordinary and necessary expenses incurred in connection with employment.

     The agreements may be terminated with or without cause, but if the agreements are terminated without cause due to the occurrence of circumstances that make it impossible or impractical for American River Holdings and/or American River Bank to conduct or continue its business, the loss by American River Holdings and/or American River Bank of its legal capacity to contract or American River Holdings and/or American River Bank's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive bonus due. The agreements further provide that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control (i) the employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee's position, responsibilities, duties, salary, benefits or location of employment; or (iii) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination of employment, then the employee will be entitled to receive severance compensation in an amount equal to one and one-half times the employee's average annual compensation for the five years immediately preceding the change in control.

     On December 16, 1999, North Coast Bank entered into an employment agreement with Kathy A. Pinkard. The agreement is for a term of three (3) years and will be automatically extended each year after its initial term, unless either party gives written notice to the contrary ninety (90) days prior the renewal date, and provide for a base salary, to be reviewed annually, which is disclosed in the Summary Compensation Table on page 6. The agreement also provides for a performance bonus ranging from 0% to 50% of Ms. Pinkard's base salary based upon mutually agreed upon goals. Ms. Pinkard is also entitled to participate in any retirement or employee benefits that the Board of Directors may adopt for its employees; is entitled to four (4) weeks' vacation; and will be reimbursed for mileage associated with business and reasonable expenses for attending annual and periodic meetings of trade associations. If, during the term of the agreement, Ms. Pinkard is terminated after a change of control of North Coast Bank for any reason other than cause, she will receive her base salary through the last day of the calendar month of the termination. If the termination occurs within three (3) years after the change of control, she will also receive payment in an amount equal to two (2) times her then current annual base salary.

     On March 18, 1998, American River Bank adopted the American River Bank Employee Severance Policy. The Policy allows for certain named employees to receive severance payments equal to six times their monthly base pay should these named employees be terminated within one year of a "change in control." The Board of Directors has designated executive officers, Mitchell A. Derenzo and Douglas E. Tow to be covered under the Policy.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the executive officers of American River Holdings and its subsidiaries is reviewed and approved annually by the Board of Directors on recommendation by the Compensation Committee. During 2001, Charles D. Fite, Sam
J. Gallina, and Roger J. Taylor, D.D.S. (Chairman), served as members of the Committee. Executive officers of American River Holdings and/or its subsidiaries during 2001 were David T. Taber, Mitchell A. Derenzo, William L. Young, Kathryn
A. Pinkard and Douglas E. Tow.

     The Compensation Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting American River Holdings' strategic goals. The Compensation Committee reviews annually the compensation of the executive officers to insure that American River Holdings' compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for American River Holdings' executive officers includes the following components:

     Base salary is related to the individual executive officer's level of responsibility and comparison with comparable employers in the industry.

     Executive officers are eligible to participate in the American River Holdings Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan outlines minimum financial performance standards which include performance, growth, efficiency and asset quality minimums which must be achieved prior to any payout. If the performance standards are met, the pool amount available for payment to all employees of the Company is set at a predetermined rate by the Compensation Committee. The incentive pool for 2001 was set at 18% of net income prior to incentive accruals and adjusted for taxes. Although the pool was set at 18% of net income prior to incentive accruals and adjusted for taxes, not all of the performance goals were met. The actual amounts accrued in 2001 to be paid in 2002 represented 9% of net income prior to incentive accruals and adjusted for taxes. The incentive pool also includes 401(k) matching funds.

     Stock option grants are intended to increase the executive officers' interest in American River Holdings' long-term success and link interests of the executive officer with those of shareholders as measured by American River Holdings' share price. Stock options are granted at the discretion of the Board of Directors and at the prevailing market value of American River Holdings common stock. Consequently, the value of the options is directly connected to the increase in value of American River Holdings' stock price. There were no stock options granted to any of the executive officers in 2001.

     American River Holdings matches salary deferred by employees participating in its 401(k) Plan at a rate equal to 50% of the participant's contribution up to a maximum of 6% of such participant's annual compensation. Executive officers are eligible to participate in the 401(k) plan.

     Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing certain highly compensated individuals, which includes the executive officers, an opportunity to defer compensation. Participants, who are selected by a committee designated by the Board of Directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. American River Bank bears all administration costs, but does not make contributions to the plan. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Holdings Deferred Compensation Plan and beginning January 1, 2001, American River Holdings now bears the administration costs for participants that are employed by American River Holdings and each subsidiary bears the costs for participants that are employed by the subsidiary.

     American River Holdings purchased an additional life insurance policy on the life of David T. Taber and American River Bank purchased an additional life insurance policy on the life of William L. Young. Mr. Taber's policy is a 10-year, $1,000,000 level-term life insurance policy with American River Holdings as the owner and sole beneficiary. The annual premium cost for the policy on Mr. Taber is approximately $700.00. Two policies were purchased on the life of Mr. Young in the amount of $250,000 each. Each term life insurance policy consists of two 5-year step rates with American River Holdings as the owner and sole beneficiary. The annual premium cost for the policies on Mr. Young is approximately $5,000 for the first 5-year period and $8,000 for the second 5-year period.

/s/ CHARLES D. FITE       /s/ SAM J. GALLINA        /s/ ROGER J. TAYLOR
----------------------    ----------------------    ---------------------------
    Charles D. Fite           Sam J. Gallina            Roger J. Taylor, D.D.S.


COMPARISION OF AMERICAN RIVER HOLDINGS SHAREHOLDERS RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on American River Holdings common stock with the cumulative total return of the SNL Securities Index of National Peer Banks
(asset size of less than $500 million) and the S&P 500 Index as of the end of each of American River Holdings' last five fiscal years.

     The following table assumes that $100.00 was invested on December 31, 1996 in American River Holdings common stock and each index, and that all dividends were reinvested. Returns have been adjusted for any stock dividends and stock splits declared by American River Holdings. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

--------------------------------------------------------------------------------
                             American River Holdings
--------------------------------------------------------------------------------

                            Total Return Performance

                               [GRAPHIC OMITTED]

                                                            Period Ending
                            -------------------------------------------------------------------------------
Index                            12/31/96     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
-----------------------------------------------------------------------------------------------------------
American River Holdings            100.00       213.12       203.21       184.25       186.95       228.20
S&P 500                            100.00       133.37       171.44       207.52       188.62       166.22
SNL <$500M Bank Index              100.00       170.47       155.65       144.08       138.99       192.27


TRANSACTIONS WITH MANAGEMENT AND OTHERS

     There have been no transactions, or series of similar transactions, during 2001, or any currently proposed transaction, or series of similar transactions, to which American River Holdings and its subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director or executive officer of American River Holdings or its subsidiaries, any shareholder owning of record or beneficially 5% or more of American River Holdings common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest, except as follows:

     American River Bank leases premises at 9750 Business Park Drive, Sacramento, California, from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Holdings. The lease term is 7 years and expires on November 30, 2006, subject to extension for one five-year option term. The premises consist of 4,590 square feet on the ground floor. The current monthly rent is $7,100. The approximate aggregate rental payments for the period from January 1, 2002 through the lease term expiring on November 30, 2006 will be $450,200. If the five-year option is exercised, the approximate aggregate rental payments for the option term will be $474,000.

     American River Bank leases premises at 10123 Fair Oaks Boulevard, Fair Oaks, California, from Marjorie Taylor, a director of American River Holdings. The lease term is 12 years and expires on March 1, 2009. The premises consist of 2,380 square feet on the ground floor and the current monthly rent is $1,737. The approximate aggregate rental payments for the period from January 1, 2001 through the lease term expiring on March 1, 2009 will be $160,680.

Certain Business Relationships

     There were no business relationships during 2001 of the type requiring disclosure under Item 404(b) of Regulation S-K.

Indebtedness of Management

     American River Holdings, through its subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Holdings' directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2001 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Holdings and its subsidiaries are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons beneficially owning ten percent or more of the Company's common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to send copies of such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met.

                                 PROPOSAL NO. 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                           RATIFICATION OF ACCOUNTANTS

     The accounting firm of Perry-Smith LLP, certified public accountants, served the Company as its independent public accountants and auditors for the 2001 fiscal year at the direction of the Board of Directors of the Company. Perry-Smith LLP has no interests, financial or otherwise, in the Company. The services rendered by Perry-Smith LLP during the 2001 fiscal year were audit services, consultation in connection with various accounting matters, and preparation of the Company's income tax returns. The fees paid to Perry-Smith LLP for professional services during the 2001 fiscal year were as follows:

Audit Fees

     The Company paid Perry-Smith LLP $82,500 during the 2001 fiscal year for the audit of the Company's annual financial statements for the most recent fiscal year and for reviews of the Company's financial statements included in the Company's Form 10-Q filings for the 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

     Perry-Smith LLP rendered no professional services for financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed for services rendered by Perry-Smith LLP, other than for the services described above, for the 2001 fiscal year was $13,900. This included fees paid for other audit services and tax compliance fees.

     The Board of Directors of the Company approved each professional service rendered by Perry-Smith LLP during the 2001 fiscal year and considered whether the provision of such services is compatible with Perry-Smith LLP maintaining its independence. It is anticipated that one of the representatives of Perry-Smith LLP will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

     The Board of Directors has selected Perry-Smith LLP to serve as the Company's independent public accountants for the year 2002 and recommends that shareholders vote "FOR" the ratification of the appointment of Perry-Smith LLP.

     The ratification of the appointment of Perry-Smith LLP as the Company's independent public accountants requires approval of the shareholders of a majority of the total number of shares voting at the Meeting. In the event such appointment is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent public accountants for 2002. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the appointment of Perry-Smith LLP for the year 2002 will remain in effect, unless for a reason other than such adverse vote of the shareholders, the Board of Directors deems it necessary or appropriate to make a change. The Board of Directors also retains the power to appoint another independent public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company require such a change.

AUDIT COMMITTEE REPORT

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Audit Committee consists of the following members of the Company's Board of Directors: Sam J. Gallina, Wayne C. Matthews, M. D. (Chairman), Marjorie G. Taylor, and James O. Burpo. Each of the members of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

     The Committee's responsibilities include providing advice with respect to the Company's financial matters and assisting the Board of Directors in discharging its responsibilities regarding finance, accounting, tax and legal compliance. The Committee's primary responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and evaluate the audit efforts of the Company's independent accountants and internal audits; (3) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) facilitate communication among the independent accountants, financial and senior management, counsel, regulatory bodies, internal auditors, and the Board of Directors.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management and Perry-Smith LLP, the Company's independent public accountants. The Committee has also discussed with Perry-Smith LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Perry-Smith LLP with that firm.

     Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

  /s/ Sam J. Gallina         /s/ Wayne C. Matthews, M.D.  /s/ Marjorie G. Taylor
  -----------------------    ---------------------------  ----------------------
     Sam J. Gallina            Wayne C. Matthews, M.D.      Marjorie G. Taylor

  /s/ James O. Burpo
  -----------------------
     James O. Burpo

ANNUAL REPORT

     The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2001 is included in this mailing to shareholders.

FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MARJORIE G. TAYLOR, SECRETARY, AMERICAN RIVER HOLDINGS, 1545 RIVER PARK DRIVE, SUITE 107, SACRAMENTO, CALIFORNIA, 95815.

SHAREHOLDERS' PROPOSALS

     Next year's Annual Meeting of Shareholders will be held on May 22, 2003. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2003 Annual Meeting of Shareholders is December 21, 2002. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 21, 2002 deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Marjorie G. Taylor, Secretary, American River Holdings, 1545 River Park Drive, Suite 107 Sacramento, California, 95815.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.


Dated:  April 29, 2002                 AMERICAN RIVER HOLDINGS

                                       By: /s/ Marjorie G. Taylor
                                          --------------------------------------
                                               Marjorie G. Taylor
                                               Corporate Secretary

AUDIT COMMITTEE CHARTER                                               Appendix A
Approved by the Board of Directors February 20, 2002
--------------------------------------------------------------------------------

MEMBERSHIP

Each audit committee will consist of at least three independent Board members, one of which will serve as the Committee Chair. Officers and internal Directors of the Company cannot be members of the Committee. The members of the American River Holdings' Audit Committee must posses' necessary skills to read and understand fundamental financial statements. A quorum must be present to conduct official business.

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the audit committee. The audit committee shall be composed of Directors who are independent of the management of the companies and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors, and the financial management of the companies.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     o Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.
     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
     o Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review policy statements to determine their adherence to the code of conduct.
     o Review the regulatory examination reports and the loan review reports and recommendations. Attend meetings with regulatory agencies and loan review personnel if requested to do so.
     o Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.
     o Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.
     o The members of the American River Holdings' Audit Committee will review the financial reports (10K's and 10Q's) submitted to the Securities and Exchange Committee prior to submission.
     o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
     o Review accounting and financial human resources and succession planning within the Company.
     o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.
     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.
     o Take measures to assure that all reports prepared by the external auditors, internal control and loan review companies and regulatory bodies are sent directly to the Chair of the Audit Committee.
     o Review the adequacy of this Charter on an annual basis and recommend any changes to the Board.
     o   Chair to review financial press releases prior to dissemination.

FREQUENCY OF MEETINGS

The Committee shall meet bi-monthly or no less than four times per year.

                             AMERICAN RIVER HOLDINGS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 2002

TO THE SHAREHOLDERS OF AMERICAN RIVER HOLDINGS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of American River Holdings (the "Company") will be held on Thursday, May 23, 2002, at 5:30 p.m., at the Corporate Offices of the Company, located at 1545 River Park Drive, Suite 107, Sacramento, California 95815, for the purpose of considering and voting upon the following matters:

 1. Election of Directors. To elect the following nominees of the Board of Directors as Class II Directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified:

     James O. Burpo   Sam J. Gallina   Roger J. Taylor, D.D.S.   Larry L. Wasem

 2. Ratification of Independent Public Accountants. To ratify the selection of Perry-Smith LLP as independent public accountants for the 2002 fiscal year.

 3. Other Business. To transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.


Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

     "Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

The Board of Directors has fixed the close of business on April 19, 2002 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Marjorie G. Taylor
                                       ----------------------------------
                                       Marjorie G. Taylor
                                       Corporate Secretary

Dated: April 29, 2002

Please sign and return the enclosed Proxy Card as promptly as possible and indicate if you will attend the meeting in person.

        The enclosed Proxy Card is found in the smaller outside envelope

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             AMERICAN RIVER HOLDINGS
               for the Annual Meeting of Shareholders May 23, 2002

The undersigned shareholder(s) of American River Holdings (the "Company") hereby appoint(s) David T. Taber and Mitchell A. Derenzo as proxyholders, each with full powers of substitution, to represent and to vote all stock of the Company which the undersigned is(are) entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 23, 2002 at 5:30 p.m. at the Corporate Offices of the Company located at 1545 River Park Drive, Suite 107, Sacramento, California 95815, and at any and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Meeting and at any and all postponements or adjournments thereof, upon the following items:

1.   Election of Directors. To elect          2.   Ratification of Independent
the following four (4) persons as Class II    Public Accountants. To ratify  the
directors  to serve for a  three-year         selection of Perry-Smith LLP as
term until the 2005 Annual  Meeting of        independent public accountants for
Shareholders and until their successors       the 2002 fiscal year.
are duly elected and qualified.

                                              [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
James O. Burpo           Sam J. Gallina
Roger J. Taylor, D.D.S.  Larry L. Wasem       3.   Other Business. To transact
                                              such other business as may
[ ] FOR ALL              [ ] WITHHOLD ALL     properly come before the Meeting
                                              and any postponements or
[ ] FOR ALL EXCEPT Nominee(s) Written Below:  adjournments thereof.

___________________________________________   PLEASE MARK, SIGN, DATE AND MAIL
                                              THIS PROXY PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.

The Board of Directors recommends a vote "FOR" Proposal No. 1 and Proposal No. 2 set forth on the reverse side. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder(s). If no direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal No. 1, "FOR" Proposal No. 2, and in the proxyholders' discretion as to any other business which may come before the Meeting.

Number of shares: __________________         ___________________________________
                                                  Signature of Shareholder(s)
Date: ______________________________, 2002   ___________________________________
                                                   Please print your name(s)

                                             Please date this Proxy and sign
                                             your name as it appears on the
                                             stock certificates. Executors,
                                             administrators, trustees, etc.,
                                             should give their full titles. All
                                             joint owners should sign.

                                             I/we do [ ] do not [ ] expect to
                                             attend the Meeting.

                                             THIS PROXY IS SOLICATED ON BEHALF
                                             OF THE BOARD OF DIRECTORS, AND MAY
                                             BE REVOKED BY THE SHAREHOLDER (S)
                                             PRIOR TO ITS EXERCISE BY FILING
                                             WITH THE CORPORATE SECRETARY OF THE
                                             COMPANY AN INSTRUMENT REVOKING THIS
                                             PROXY OR A DULY EXECUTED PROXY
                                             BEARING A LATER DATE OR BY
                                             APPEARING IN PERSON AND VOTING AT
                                             THE MEETING.